SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Lilly Corporate Center		46285
Indianapolis, Indiana		(Zip Code)
(Address of Principal
Executive Offices)
Registrant’s telephone number, including area code: (317) 276-2000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On October 21, 2010, we issued a press release announcing our results of operations for the quarter and nine–month period ended September 30, 2010, including, among other things, an income statement for those periods. In addition, on the same day we held a teleconference for analysts and media to discuss those results. The teleconference was web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.
For the third quarter and first nine months of 2010, the press release attached as Exhibit 99 includes a non-GAAP presentation of our results. We use non-GAAP financial measures, such as non-GAAP net income and non-GAAP earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In today’s press release, we used non-GAAP financial measures in comparing the financial results for the third quarter and first nine months of 2010 with the same periods of 2009. Those measures include operating income, income before taxes, income taxes, effective tax rate, net income, and earnings per share adjusted to exclude the effect of the following items (described in more detail in the press release attached as Exhibit 99):
•	In-process research and development charges in the first quarter of 2010 associated with an in-licensing transaction with Acrux Ltd.

•	Restructuring charges in the first, second, and third quarters of 2010 primarily related to severance costs from previously-announced strategic actions that the company is taking to reduce its cost structure and global workforce.

•	Charges in the second and third quarters of 2009 related to settlements with the attorneys general of several states of claims related to Zyprexa.

•	Asset impairments and restructuring charges in the third quarter of 2009 primarily related to the sale of our Tippecanoe, Indiana site.
In addition, we quantified the impact of changes in foreign exchange rates in the third quarter of 2010 compared with the same period of 2009, as well as the impact of U.S. health care reform on our third quarter 2010 results.
In today’s press release, we provided financial expectations for 2010. In addition to providing earnings per share expectations on a GAAP basis, we provided earnings per share expectations on a non-GAAP basis. In order to provide additional insight into the earnings-per-share growth comparison between 2009 results and expected 2010 results, we adjusted earnings per share for the items described above in the first three quarters of 2010 and the second and third quarters 2009, as well as for the items described below for the fourth quarter of 2009.
•	Asset impairments and restructuring charges primarily related to severance costs from previously-announced strategic actions that the company is taking to reduce its cost structure and global workforce.

•	In-process research and development charge associated with a licensing agreement with Incyte Corporation.
We also quantified the expected impact of U.S. health care reform on our full year 2010 results.
The items that we exclude when we provide non-GAAP results or non-GAAP expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.
Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.
The information in this Item 2.02 and the press release attached as Exhibit 99 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year
Effective October 18, 2010, the Company amended its Bylaws. The following is a summary of the amendments:
Section 1.8. Notice of Shareholder Business.
•	Establish new requirements that a shareholder intending to propose business at the annual shareholder meeting (i) continue to be a beneficial owner of the Company’s common stock at the time of the annual meeting and (ii) appear at the meeting (Section 1.8(a)).

•	Establish the earliest date for a shareholder’s notice of intent to propose items of business at the annual shareholder meeting as 180 calendar days in advance of the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting (Section 1.8(b)).

•	Establish additional disclosure requirements upon the proposing shareholder, including disclosures of (i) derivative positions or other agreements or arrangements of the proposing shareholder with respect to the Company’s stock; (ii) any agreements, arrangements, or understandings between or among the proposing shareholder and any other person or entity with respect to the business being proposed; (iii) any information about such persons that would be required to be disclosed in a proxy statement under Section 14 of the Securities Exchange Act of 1934 in connection with the solicitation of proxies by any such person regarding the proposed business; and (iv) whether the proposing shareholder intends to deliver a proxy statement or proxies to the holders of at least the number of the company’s shares required to pass the proposal (Section 1.8(c)).

•	Establish a new requirement that the proposing shareholder update all disclosures in the notice for material changes (i) at the record date for the meeting and (ii) as of 10 business days prior to the meeting (Section 1.8(d)).

•	Clarify that the requirements do not apply to shareholder proposals properly submitted under Rule 14a-8 of the Securities Exchange Act of 1934 (Section 1.8(f)).

Section 1.9. Notice of Shareholder Nominees.
•	Establish the earliest date for a shareholder’s notice of intent to nominate one or more directors at the annual shareholder meeting as 180 calendar days in advance of the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual shareholder meeting (Section 1.9(b)).

•	Establish additional disclosure requirements upon the nominating shareholder, including disclosures of (i) derivative positions or other agreements or arrangements of the nominating shareholder and the proposed nominee(s) with respect to the Company’s stock and (ii) any material agreements, arrangements, or understandings between or among the nominating shareholder, the proposed nominee(s), and their associates and affiliates (Section 1.9(c)).

•	Establish a requirement that the nominating shareholder update all disclosures in the notice for material changes (i) at the record date and (ii) as of 10 business days prior to the meeting (Section 1.9(d)).

•	Establish a requirement that a proposed nominee must submit a completed questionnaire on a prescribed form relating to the nominee’s background and qualifications (Section 1.9(e)).

•	Establish a requirement that a proposed nominee must submit a written representation and agreement to the effect that (i) the proposed nominee will not become a party to any agreement or understanding with respect to how such person, if elected director, would vote on any issue that has not been disclosed to the Company or that would interfere with such person’s ability to comply with applicable fiduciary duties as a director; (ii) will not become party to any agreement with any person other than the Company with respect to compensation or indemnification for service as a director that has not been disclosed to the Company; and (iii) if elected, would comply with all publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company (Section 1.9(e)).
Article VI. Indemnification
•	Clarify the circumstances under which indemnification may be available for expenses relating to proceedings brought by an eligible person against the Company (Section 6.0(b)).

•	Establish the priority of indemnity payments for expenses relating to proceedings arising from an eligible person’s service as a director, officer, employee, or agent of another entity at the request of the Company (Section 6.0(c)).

•	Provide that advancement of expenses is permissive but not mandatory in the following circumstances (prior Bylaws required mandatory advancement of expenses in these circumstances): (i) expenses incurred after the eligible person’s conviction or plea to a crime arising from the circumstances giving rise to the proceeding (Section 6.3(b)), and (ii) for expenses incurred prior to a Change in Control by the eligible person in a proceeding against the Company to enforce indemnification rights (Section 6.3(c)).

•	For purposes of the indemnification provisions, revise the definition of “Change in Control” in two respects: (i) increase the beneficial ownership threshold from 15 to 20 percent of the voting stock of the Company; and (ii) provide that a change in control shall occur when less than one-half of the total membership of the Company’s board of directors shall be Continuing Directors as defined in Article 13(f) of the Company’s Articles of Incorporation (prior Bylaws established a threshold of less than two-thirds of the total membership of the board of directors)(Section 6.5(a)).
The foregoing summary is qualified by reference to the amended Bylaws, which are filed with this Form 8-K as Exhibit 3.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
3	Amended Bylaws dated October 18, 2010
99	Press release dated October 21, 2010, together with related attachments

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Arnold C. Hanish

Name:	Arnold C. Hanish
Title:	Vice President and Chief Accounting Officer

Dated: October 21, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

3	Amended Bylaws dated October 18, 2010
99	Press release dated October 21, 2010, together with related attachments.